EMPLOYMENT AGREEMENT BETWEEN
                            GLOBALOCK CORPORATION AND
                                DANIEL ZIMMERMAN

         This Employment Agreement is made and entered into as of the 1st day of August, 1999, by and between Globalock Corporation, a Delaware corporation (the "Company") and Daniel Zimmerman ("Zimmerman")

         Whereas, the Company and Zimmerman desire that Zimmerman become an employee of the Company under the terms and conditions set forth in this Employment Agreement;

         Therefore, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

         1. Employment. The Company hereby employs Zimmerman, and Zimmerman hereby accepts such employment from the Company, upon the terms and conditions hereinafter set forth. Zimmerman represents that his employment by the Company under the terms of this Agreement will not violate or result in a breach of any agreement or obligation to which Zimmerman is a party or by which he may be bound.

         2. Position and Duties of Zimmerman. During Zimmerman's employment by the Company, Zimmerman shall serve as Director of Business Development of the Company. Zimmerman shall serve the Company to the best of Zimmerman's ability and shall perform such duties as are required by, appropriate to and consistent with Zimmerman's position and such other duties and in such other capacities as are assigned to Zimmerman from time to time by the Board of Directors and officers of the Company senior to Zimmerman. Zimmerman agrees to devote such working time and efforts to the business of the Company (except for usual vacations) as may be reasonably requested by the Board of Director, and to be loyal and faithful to the Company at all times, endeavoring to improve Zimmerman's ability and knowledge of the business of the Company in an effort to increase the productivity and value of Zimmerman's services for the mutual benefit of Zimmerman and the Company.

         3. Term of Employment. The term of Zimmerman's employment under this Agreement shall be for a one year period commencing as of the date hereof, and thereafter shall continue from year to year unless terminated by either party as of the expiration of the initial term or at any time during any such further term, upon: (a) the giving of ninety (90) days' notice of termination or (b) in the case of the Company, the payment of termination pay equal to the level of base salary then payable to Zimmerman for a ninety (90) day period or any combination of an aggregate of ninety (90) days notice and termination pay by the Company, unless this Employment Agreement is terminated at any time during the initial term or any subsequent term upon the earlier occurrence of any of the following events:

                  (i) Upon the mutual agreement in writing of the Company and Zimmerman to terminate Zimmerman's employment by the Company.

                  (ii)  Upon the death of Zimmerman.

                  (iii) At the Company's option, by action of the Company's Board of Directors, on thirty (30) days written notice, in the event of Zimmerman's disability, defined as: (A) if a policy of disability insurance is carried by the Company covering Zimmerman, as disability is determined under such policy, or (B) if the Company does not carry a disability insurance policy covering Zimmerman, the failure of Zimmerman substantially to discharge Zimmerman's duties under this Agreement for sixty (60) consecutive days at any time, or for ninety
         (90) days during any eighteen (18) month period, as a result of an injury, disease, sickness or other physical or mental incapacity.

                  (iv) By the Company for "cause," which shall mean that: (A) Zimmerman has been guilty of dishonesty, stealing, embezzlement, misappropriation of funds, violation of the provision of paragraph 6, or excessive unexcused absenteeism from work (other than for injury, disease, sickness or other physical or mental incapacity which is covered under subparagraph (iii) above); or (B) Zimmerman has been convicted of a felony.

         4. Compensation.

                  (a) Base Salary. During the term of Zimmerman's employment under this Agreement, the Company agrees to pay Zimmerman for Zimmerman's services hereunder compensation at the rate of $60,000 per annum (the "Base Salary"); provided, however, that all of the Base Salary shall be deferred and shall become payable to Zimmerman upon the earliest to occur of: (i) the receipt by the Company of gross proceeds from the sale of common stock of not less than $1,000,000, (ii) the consolidated net earnings of the Company from operations (excluding extraordinary income and charges) for any calendar quarter being equal to or greater than $10,000, or (iii) the common stock of the Company having begun trading for a consecutive 30 trading day period on an exchange, or, the NASDAQ. Such compensation shall be subject to any required withholdings and shall be paid semi-monthly or on such other basis as is consistent with the Company's normal practices.

         5. Fringe Benefits; Expenses. During the term of Zimmerman's employment under this Agreement:

                  (a) The Company will provide Zimmerman with medical (including dependant coverage) and life insurance and other fringe benefits normally accorded the Company's comparable officers (which may require Zimmerman contributions); provided, however, that the foregoing shall not obligate the Company to continue any such benefits in force or to maintain such benefits at specific standards or levels at any time as to any class of employees.

                  (b) The Company will pay directly, or reimburse Zimmerman, for such items of reasonable and necessary expense as are authorized by the Company and incurred by Zimmerman in the interest of the business of the Company. All such expenses paid by Zimmerman will be reimbursed by the Company upon the presentation by Zimmerman of an itemized account of such expenditures, sufficient to support their deductibility to the Company for income tax purposes, within 30 days after the date such expenses are incurred.

         6. Covenants of Zimmerman. Zimmerman covenants to and agrees with the Company as follows:

                  (a) Zimmerman shall not, without the express prior consent of the Board of Directors or President of the Company, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage; but nothing contained herein shall be construed as preventing Zimmerman from investing Zimmerman's assets in not more than 1% of the capital stock or other securities of any corporation whose stock or other securities are regularly traded on a national securities exchange or in the over-the-counter securities market and with which Zimmerman has no employment, representative or agency relationship.

                  (b) During the term of Zimmerman's employment with the Company and thereafter for a period of two (2) years, Zimmerman will not, in any manner, directly or indirectly with or through any other person or entity:

                           (i) Except as required in  Zimmerman's  duties to the
                  Company, disclose or divulge to any person or entity, or use for Zimmerman's benefit or the benefit of any other person or entity, directly or indirectly, as the same may exist during the term of Zimmerman's employment by the Company or at the date of termination of such employment, any knowledge, information, business methods, techniques, devices, customer lists, supplier lists, business plans, software, programs or other data of the Company, without regard to whether all of the foregoing matters will be otherwise deemed confidential, material or important, the parties stipulating that as between them, the same are important, material and confidential and greatly affect the effective and successful conduct of the business and the goodwill of the Company;

                           (ii) Divert, take away, solicit or interfere with any
                  of the customers, trade, suppliers, business, patronage, employees or agents of the Company, or employ any person who was an employee of the Company at any time during the two year period prior to the date of such employment; or

                           (iii) Engage, either personally or as an employee, partner, officer, manager, agent, advisor, associate, consultant or otherwise, or by means of any corporate or other entity or device, in any business which is competitive (as hereinafter defined) with the business of the Company.

                  (c) For the purposes hereof, a business will be deemed competitive with the business of the Company if it involves the development, installation or operation of telecommunications products or services (other than by an entity for its own use in its own business) or other products or services which are competitive with any business in which the Company is engaged during the term of Zimmerman's employment by the Company or as of the date of Zimmerman's cessation of employment, or as to which the Company has formulated definitive plans, of which Zimmerman has knowledge, to enter into during the term of Zimmerman's employment by the Company or as of the date of the cessation of Zimmerman's employment with the Company.

                  (d) It is the intention of the parties to restrict the activities of Zimmerman under paragraph 6(b) only to the extent necessary for the protection of the business interests of the Company, and the parties specifically covenant and agree that should any of the provisions thereof, under any set of circumstances, be determined by a court or other tribunal or authority having appropriate jurisdiction to make such a determination to be too broad for that purpose or invalid or unenforceable for any reason, it is the intention and agreement of the parties that such provisions shall be so interpreted and applied by such court, tribunal or authority in such a narrower sense as shall be necessary to make the same valid and enforceable to the maximum extent possible, consistent with the intent of the parties expressed in this Agreement.

                  (e) The covenants and agreements of Zimmerman contained in paragraph 6(b) shall be construed as independent of any other provision of this Agreement and given for valuable independent consideration, and the existence of any defense, claim or cause of action against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants and agreements.

                  (f) Except for the application of the confidentiality provisions contained in Section 7(a), nothing in this Agreement is intended to prevent or limit Zimmerman from publishing articles (and assigning the copyright rights thereto to the publisher thereof) or speaking at industry conferences.

         7. Company Proprietary Rights and Materials.

                  (a) Zimmerman agrees to perform his duties in connection with this Agreement in good faith and in a manner which Zimmerman reasonably believes to be in the best interest of the Company, and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances. Zimmerman will keep confidential and will not directly or indirectly divulge any confidential information of the Company to anyone (except as required by applicable law or in connection with the performance of Zimmerman's duties and responsibilities as an employee of the Company) nor use or otherwise appropriate any of the Company's confidential information for his own benefit, or for or on behalf of any other person or entity.

                  (b) All proprietary rights which: (i) are made, conceived or developed with the equipment, supplies, facilities, trade secret information, time or other assets of the Company; (ii) relate to the business of the Company; or (iii) result from work performed for the Company, as between Zimmerman and the Company, are and shall remain the sole property of the Company, and upon the request of the Company, Zimmerman shall assign any and all rights he may have therein to the Company, subject to such restrictions as are imposed by applicable law. The foregoing assignment obligation shall not apply to an invention that Zimmerman develops entirely on his own time without using the Company's equipment, supplies, facilities or trade secret information, except for inventions (which shall be so assigned to the Company) that either: (a) relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company; or (b) result from any work performed by Zimmerman for the Company.

                  (c) All documents, records, statements, correspondence, invoices, statements, software, programs, models, designs, drawings, specifications, financial statements and projections, plans, notebooks, including copies thereof, affecting or relating to the business of the Company, which Zimmerman shall prepare, use, construct, observe, possess or control ("Company Materials"), shall be and remain the sole property of the Company. Upon the termination of the employment of Zimmerman with the Company, Zimmerman shall promptly deliver all Company Materials to the Company.

         8. Remedies.

                  (a) If Zimmerman terminates Zimmerman's employment with the Company, or if such employment is terminated under paragraph 3, Zimmerman shall be entitled only to receive accrued basic salary and vacation pay, to the extent that such compensation has accrued and is payable as of the date of such termination, but no other amounts accruing or payable under this Agreement shall be payable to or for the benefit of Zimmerman, except as otherwise specifically provided in paragraph 3.

                  (b) It is expressly agreed that the breach of the terms of this Agreement by Zimmerman will result in immediate and irreparable injury to the Company, for which the payment of money damages would be an inadequate remedy, and will authorize recourse to the equitable remedies of injunction and specific performance, as well as to all other legal or equitable remedies to which the Company may be entitled, without a requirement that the Company post a bond or other security therefor. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity, by statute or otherwise. The election of any one or more remedies by the Company shall not constitute a waiver of the right to pursue other available remedies.

                  (c) Zimmerman represents and admits that in the event of the cessation of Zimmerman's employment for any reason, Zimmerman's experience and capabilities are such that Zimmerman can obtain employment in another business engaged in other lines or of a different nature, and that the issuance and enforcement of equitable remedies which require the performance of any provision of this Agreement by Zimmerman, including the provisions of paragraph 6(b), will not prevent Zimmerman from earning a livelihood.

                  (d) In the event the Company or Zimmerman engages counsel or institutes a suit at law or in equity for the purpose of enforcing the provisions of this Agreement, the prevailing party in any such action shall be entitled to recover reasonable attorneys' fees and expenses and related costs and expenses, in addition to any other judgment, award or remedy to which the prevailing party may be entitled. In the event of a settlement or judgment or order of a court, the prevailing party shall be considered to be that party whose last written settlement offer most nearly matches the final agreement or result. Where there is an allocation of remedies, such attorneys' fees and expenses and related costs and expenses shall be allocated among the parties equitably according to the results determined relative to any written offer of settlement made by the parties. (For example, if a party demands $10,000 and the other party offers to pay or settle the matter for $6,000 and the outcome is $7,000, the party offering $6,000 shall be considered to be the prevailing party.)

         9. Severability. All agreements and covenants herein contained are severable, and in the event any of them shall be held to be invalid by any competent court or other tribunal or authority having appropriate jurisdiction, this Agreement shall continue in full force and effect and, subject to subparagraph 6(d), shall be interpreted as if such invalid agreements or covenants were not contained herein.

         10. Waiver or Modification. No waiver, amendment or modification of this Agreement or any portion hereof shall be valid unless in writing and duly executed by the party to be charged therewith. No evidence of any waiver, amendment or modification shall be offered or received in evidence in any proceeding, arbitration or litigation between the parties arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver, amendment or modification is in writing and duly executed as aforesaid. The failure of either party to exercise or otherwise act with respect to any of its rights hereunder in the event of a breach of any of the terms or conditions hereof by the other party shall not be construed as a waiver of such breach, nor prevent the party from thereafter enforcing strict compliance with any and all of the terms and conditions hereof.

         11. Notices. All notices, requests, demands, consents or other communications hereunder shall be in writing and shall be deemed to have been given if delivered personally or mailed by certified, registered or Express mail, return receipt requested, or next business day courier service (such as Federal Express), if to the Company, to:

                   Globalock Corporation
                   Attention:  President
                   860 Via de la Paz
                   Pacific Palisades, California 90272, U.S.A.

                    and, if to Zimmerman, to:

                    Daniel Zimmerman
                    860 Via de la Paz
                    Pacific Palisades, California 90272

or to such other address to which a party gives notice to the other in accordance with this paragraph 11.

         12.  Construction.

                  (a) This Employment Agreement shall be governed by and construed under the laws of the State of Washington, notwithstanding the place of execution hereof or the performance of any acts under this Agreement in any other jurisdiction.

                  (b) For purposes of paragraphs 6 and 7, references to the Company shall include all companies or other entities controlled by, controlling, or under common control with the Company, whether such control is exercised through ownership or other direction of the management or policies of any such company or entity, and all licensees of the Company.

         13. Successors. This Agreement shall be binding upon and shall inure to the benefit of the Company and Zimmerman and their respective successors, assigns, heirs, executors, administrators and legal representatives.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                             GLOBALOCK CORPORATION



                                             By:
                                                  ------------------------------




                                             -----------------------------------
                                             Daniel Zimmerman